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                                                           EXHIBIT NO. EX-99.e.2

                           FIRST AMENDED AND RESTATED

                             DISTRIBUTION AGREEMENT

                               FOR CLASS B SHARES


     THIS AGREEMENT, made as of the 1st day of May, 2000 by and between GAM FUNDS, INC. a Maryland corporation (the "Fund"), and GAM SERVICES INC., a Delaware corporation ("GAM Services").

     WHEREAS, the Fund is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, in accordance with the Fund's plan pursuant to Rule 12b-1 under the 1940 Act with respect to its Class B Shares (the "Plan"), the Fund and GAM Services entered into an agreement, dated May 1, 1998, to provide distribution Services for the Fund's Class B Shares on the terms and conditions hereinafter set forth;

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1. APPOINTMENT. The Fund hereby appoints GAM Services as distributor of the Class B Shares of the Fund for the period and on the terms set forth in this Agreement. GAM Services accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. The Fund has furnished GAM Services with true and correct copies of each of the following:

          (a) the Fund's Certificate of Incorporation and all amendments thereto (such Certificate of Incorporation, as presently in effect and as it shall from time to time be amended, is herein called the "Certificate");

          (b) the Fund's By-Laws and all amendments thereto (such By-Laws, as presently in effect and as they shall from time to time be amended, are herein called the "By-Laws");

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          (c)  the  Fund's  Registration   Statement  on  Form  N-1A  under  the
     Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") relating to the shares of the Fund and all amendments thereto;

          (d) the Fund's most recent prospectus and statement of additional information (such prospectus and statement of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus" and "SAI", respectively); and

          (e) the Plan.

     The Fund will furnish GAM Services from time to time with copies of all amendments or supplements to the foregoing, if any.

     3. DUTIES AS DISTRIBUTOR. GAM Services shall give the Fund the benefit of its best judgment, efforts and facilities in rendering its services as distributor of the Fund's Class B Shares. In carrying out its obligations hereunder, GAM Services shall:

          (a) receive orders for the purchase of the Fund's Class B Shares, accept or reject such orders on behalf of the Fund in accordance with the Fund's currently effective Prospectus and SAI and transmit such orders as are so accepted to the Fund's transfer agent as promptly as possible;

          (b) receive requests for redemption from holders of the Fund's Class B Shares and transmit such redemption requests to the Fund's transfer agent as promptly as possible; and

          (c) respond to inquiries from the Fund's Class B shareholders concerning the status of their accounts with the Fund.

     4. DISTRIBUTION OF CLASS B SHARES. GAM Services shall be exclusive distributor of the Fund's Class B Shares. It is mutually understood and agreed that GAM Services does not undertake to sell all or any specific portion of the Class B Shares of the Fund. The Fund shall not sell any of its Class B Shares through any securities dealer other than GAM Services. Notwithstanding the provisions of the foregoing sentence:

          (a) the Fund may issue its Class B Shares to any other investment company or personal holding company, or to the shareholders thereof, in exchange for all or a majority of the shares or assets of any such company;

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          (b) the Fund may issue its Class B Shares at their net asset  value to any shareholder of the Fund purchasing such shares with dividends or other cash distributions received from the Fund pursuant to an offer made to all shareholders;

          (c) GAM Services may enter into shareholder processing and servicing agreements in accordance with Section 7 hereof;

          (d) GAM Services may, and when requested by the Fund shall, suspend its efforts to effectuate sales of the Class B Shares of the Fund at any time when in the opinion of GAM Services or of the Fund no sales should be made because of market or other economic considerations or abnormal circumstances of any kind;

          (e) the Fund may withdraw the offering of its Class B Shares (i) at any time with the consent of GAM Services, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction; and

          (f) the price at which the Class B Shares may be sold (the "offering price") shall be the net asset value per Class B Share plus any applicable sales load as determined in the manner established from time to time by the Fund's Board of Directors and as set forth in the Fund's then current Prospectus and SAI.

     5. CONTROL BY BOARD OF DIRECTORS. Any distribution activities undertaken by GAM Services pursuant to this Agreement, as well as any other activities undertaken by GAM Services on behalf of the Fund pursuant thereto, shall at all times be subject to any applicable directives of the Board of Directors of the Fund.

     6. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, GAM Services shall at all times conform to:

          (a) all applicable provisions of the 1940 Act and any rules and regulations adopted thereunder;

          (b) the provisions of the Registration Statement of the Fund under the 1933 Act and the 1940 Act;

          (c) the provisions of the Certificate of the Fund;

          (d) the provisions of the By-Laws of the Fund;

          (e)  the  rules  and  regulations  of  the  National   Association  of
     Securities   Dealers,

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     Inc. ("NASD") and all other self-regulatory organizations applicable to the sale of investment company shares; and

          (f) any other applicable provision of state and Federal law.

     7. DEALER AND SHAREHOLDER SERVICE AGREEMENTS. GAM Services may enter into dealer and shareholder service agreements (the "Dealer Agreements") with any securities dealer ("Securities Dealer") who is registered under the Securities Exchange Act of 1934 (the "1934 Act") and a member in good standing of the NASD (or who is not required to be so registered or a member of the NASD because such Securities Dealer does not have any customers in the United States), who may wish to establish accounts or sub-accounts on behalf of such Securities Dealer's customers. GAM Services may enter into Dealer Agreements and shareholder processing and service agreements ("Shareholder Service Agreements") with persons other than Securities Dealers ("Shareholder Service Agents") who are not required to be registered under the 1934 Act or members in good standing of the NASD, who are exempt from registration as a broker or a dealer under the 1934 Act or who may otherwise lawfully furnish services to Fund shareholders without registration under the 1934 Act and in accord with applicable United States banking regulation or other such applicable regulation. GAM Services will supervise the Fund's relations with Securities Dealers and Shareholder Service Agents. GAM Services will make payments to Securities Dealers and Shareholder Service Agents in such amounts as GAM Services may determine from time to time in its discretion.

     8. EXPENSES. The expenses connected with the Fund shall be allocable between the Fund and GAM Services as follows:

          (a) GAM Services shall furnish, at its expense and without cost to the Fund, the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

          (b) GAM Services shall bear the fees payable to Securities Dealers and Shareholder Service Agents as set forth in Section 7 above, except that the Fund may pay fees to Securities Dealers and Shareholders Service Agents in an amount not to exceed an annual rate of 0.25% of the daily net asset value of the Class B Shares of the Fund owned by shareholders with whom such Securities Dealer or Shareholder Service Agent has a servicing relationship in exchange for administrative services provided to such shareholders as described in the Prospectus and SAI.

          (c) The expenses of printing and distributing Prospectuses and SAI (other than those Prospectuses and SAI distributed to shareholders of the Fund) and any other promotional or sales literature used by GAM Services or furnished by GAM Services to investors, Securities Dealers or Shareholder Service Agents in connection with the public

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                                      - 5 -

     offering of the Fund's Class B Shares, and other advertising or promotional expenses incurred in connection with such public offering, shall be paid by GAM Services.

          (d) The Fund assumes and shall pay or cause to be paid all other expenses of the Fund (other than those expressly assumed by the Fund's investment advisors), including, without limitation: the fees of the Fund's investment advisors; the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities and other property, and any transfer, dividend or accounting agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio securities transactions to which the Fund is a party; all taxes, including securities issuance and transfer taxes, and fees payable by the Fund to Federal, state or other governmental agencies; the costs and expenses of engraving or printing of certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the SEC and various states and other jurisdictions (including filing fees, legal fees and disbursements of counsel); the costs and expenses of printing, including typesetting, and distributing the Prospectuses and SAI of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and directors' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors or members of any advisory board or committee; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; fees and expenses of legal counsel and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and directors) of the Fund; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

     9.  COMPENSATION.  The Fund shall pay or cause to be paid to GAM  Services:
(i) any contingent deferred sales charge ("CDSC") received by the Fund with respect to the sale of its Class B Shares in accordance with the Prospectus and SAI, (ii) compensation at the annual rate of 0.75% of the average daily net assets of each series of the Fund attributable to the Class B Shares (the "Distribution Fee"), and (iii) compensation at the annual rate of 0.25% of the average daily net assets of each series of the Fund attributable to the Class B Shares (the "Service Fee"), which shall be calculated and accrued daily and paid monthly or at such other intervals as the Board of Directors and GAM Services shall mutually agree. GAM Services will be deemed to earn the Service Fee as it accrues on a daily basis; provided, that if, in lieu of allowing a portion of the Service Fee relating to a particular Class B Share to a Shareholder Service Agent, GAM Services pays such Shareholder Service Agent a lump sum at the time of the closing of the sale of such

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Class B Share in consideration of such Shareholder Service Agent's commitment to render shareholder services in respect of such Class B Share for the first twelve months following the issuance thereof, then the portion of the Service Fee (the "Earned Service Fee") allocable to such Class B Share which accrues during such twelve month period shall be deemed to have been fully earned by GAM Services on the date GAM Services makes the payment to such securities dealer, and GAM Service's entitlement to such Earned Service Fee shall be identical in all respects to its entitlement to the Distribution Fee as set forth hereinafter and shall be assignable as contemplated hereby. With respect to the CDSC and Distribution Fee, the Fund and GAM Services agree as follows: (i) GAM Services will be deemed to have performed all services required to be performed in order to be entitled to receive its Allocable Portion of the Distribution Fee and Earned Service Fee payable in respect of the Class B Shares of the Fund upon the settlement date of each sale of a "Commission Share" (as defined in Schedule A attached hereto) of such class taken into account in determining GAM Services' Allocable Portion of such Distribution Fee in respect of such class; (ii) notwithstanding anything to the contrary set forth in this Agreement or the Plan, the Fund's obligation to pay to GAM Services its Allocable Portion of the Distribution Fee and Earned Service Fee payable in respect of the Class B Shares shall not be terminated or modified for any reason (including a termination of this Agreement) except to the extent required by a change in the 1940 Act, the rules thereunder or the Conduct Rules of the NASD, in each case enacted after the adoption of the Plan, or in connection with a "Complete Termination" (as hereinafter defined) of the Plan in respect of the Class B Shares of the Fund;
(iii) the Fund will not take any action to waive or change any CDSC in respect of the Class B Shares of the Fund, except as provided in the Prospectus or SAI, without the consent of GAM Services or its assigns; (iv) notwithstanding anything to the contrary set forth in this Agreement or the Plan, neither the termination of GAM Services' role as principal distributor of the Class B Shares of the Fund, nor the termination of this Agreement nor the termination of the Plan will terminate GAM Services' right to the CDSCs; and (v) notwithstanding anything to the contrary set forth in this Agreement or the Plan, GAM Services may assign, sell or pledge (collectively, "Transfer") its rights to the Earned Service Fees, and its Allocable Portion of the Distribution Fees and CDSCs (but not its obligations to the Fund under this Agreement) to raise funds to make the expenditures related to the distribution of Class B Shares of the Fund, and in connection therewith, upon receipt of notice of such Transfer, the Fund shall pay to the assignee, purchaser or pledgee (collectively with their subsequent transferees, "Transferees"), as third party beneficiaries, such portion of the Earned Service Fees and Allocable Portion of the Distribution Fees or CDSCs in respect of the Class B Shares of such Fund so Transferred. Notwithstanding anything to the contrary set forth in this Agreement, to the extent GAM Services has Transferred its rights to any portion of the Distribution Fees, Earned Service Fees and CDSCs, the Fund's obligation to pay such portion of the Distribution Fees, Earned Service Fees and CDSCs payable in respect of the Class B Shares shall be absolute and unconditional (except as set forth in clause (ii) above) and shall not be subject to dispute, set-offs, counterclaim or any defense whatsoever, at law or equity, including, without limitation, any of the foregoing based on the insolvency or bankruptcy of GAM Services (it being understood that such provision is not a waiver of the Fund's right to pursue GAM

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Services and enforce such claims  against the assets of GAM Services  other than its right to the Distribution Fees, Service Fees and CDSCs in respect of the Class B Shares of the Fund transferred in connection with such Transfer). For purposes of this Plan, the term "Allocable Portion" of Distribution Fees, CDSCs or Earned Service Fees payable in respect of the Class B Shares of the Fund as applied to any Distribution Fees, CDSCs or Earned Service Fees payable to GAM Services in respect of the Class B Shares of the Fund shall mean the portion of Distribution Fees, CDSCs or Earned Service Fees payable in respect of the Fund allocated to GAM Services in accordance with the Allocation Schedule attached hereto as Schedule A. For purposes of this Agreement, the term "Complete Termination" of the Plan means a termination of the Plan involving the complete cessation of the payment of Distribution Fees in respect of all Class B Shares of the Fund, and the termination of the distribution plans and the complete
cessation  of  the  payment  of  distribution   fees  pursuant  to  every  other
Distribution Plan pursuant to Rule 12b-1 in respect of the Class B Shares of the Fund and for every future class of shares which has substantially similar characteristics to the Class B Shares of the Fund taking into account the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares.

     10. NON-EXCLUSIVITY. The services of GAM Services to the Fund are not to be deemed to be exclusive, and GAM Services and its officers and directors shall be free to render distribution or other services to others (including other investment companies) and to engage in other activities.

     11. TERM. This Agreement shall become effective on the date hereof and shall continue in force and effect, subject to Section 13 hereof, until the first anniversary of the date hereof.

     12. RENEWAL. Following the expiration of its initial one-year term, this Agreement shall continue in force and effect, subject to Section 13 hereof, provided that such continuance is specifically approved at least annually:

          (a) by the Fund's Board of Directors; and

          (b) by the affirmative vote of a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined by the 1940
     Act) of any such party and have no direct or indirect financial interest in the operation of this Agreement or any agreement related to this Agreement, by votes cast in person at a meeting specifically called for the purpose of voting on such approval.

     13. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, (i) by vote of the Fund's Board of Directors, (ii) by vote of a majority of the members of the Board of Directors of the Fund who are not "interested persons" of the Fund

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                                      - 8 -

and have no direct or indirect financial interest in the operation of this Agreement or in any agreement related to this Agreement, (iii) with respect to any Series of the Fund, by vote of a majority of the outstanding Class B Shares of such Series (as defined in Section 2(a)(42) of the 1940 Act), or (iv) by GAM Services, on sixty (60) days' written notice to the other party. The notice provided for herein may be waived by either party. This Agreement shall automatically terminate in the event of its "assignment" as defined in Section 2(a)(4) of the 1940 Act; provided, however, that GAM Services may Transfer its rights to the Distribution Fees, Earned Service Fees and CDSCs as provided in
Section 9.

     14. AMENDMENTS.

          (a) This Agreement may be amended by the parties hereto only if such amendment is specifically approved (i) by the Board of Directors of the Fund and (ii) by a majority of those Directors who are not parties to this Agreement or "interested persons" of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval.

          (b) In the event that this Agreement is proposed to be amended to increase materially the amount to be spent by the Fund for distribution, such amendment will not be effected with respect to any Series without the approval of the holders of Class B Shares of such Series.

     15. LIABILITY OF THE DISTRIBUTOR. In the performance of its duties hereunder, GAM Services shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to ensure the accuracy of all services performed under this Agreement, but GAM Services shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of GAM Services or reckless disregard by GAM Services of its duties under this Agreement.

     16. INDEMNIFICATION.

          (a) The Fund agrees to indemnify, defend and hold GAM Services, its officers and directors and any person who controls GAM Services within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which GAM Services, its officers, directors or any such controlling person may incur arising out of or based upon any untrue statement of a material fact contained in the Registration Statement, Prospectus or SAI or arising out of or based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or


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     expenses  arise  out of or are  based  upon any such  untrue  statement  or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by GAM Services to the Fund for use in the Registration Statement, Prospectus or SAI; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or director of the Fund or who controls the Fund within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect GAM Services against any liability to the Fund or to its security holders to which GAM Services would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. In the event that GAM Services becomes a party to any action or proceeding in respect of which indemnification may be sought hereunder, GAM Services shall promptly notify the Fund thereof. Following such notice, the Fund shall be entitled to participate therein, and to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to GAM Services. After notice from the Fund to GAM Services of an election so to assume the defense thereof, the Fund shall not be liable to GAM Services hereunder for any legal or other expenses subsequently incurred by GAM Services in connection with the defense thereof other than reasonable costs of investigation.

          (b) GAM Services agrees to indemnify, defend and hold the Fund, its officers and directors and any person who controls the Fund, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its directors or officers or any such controlling person may incur, but only to the extent that such liability or expense incurred by the Fund, its directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by GAM Services to the Fund for use in the Registration Statement, Prospectus or SAI or shall arise out of or be based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement, Prospectus or SAI or necessary to make such information not misleading.

          (c) Neither party to this Agreement shall be liable under this Section 16 for any settlement of any action or claim effected without its prior written consent.

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                                      - 10 -

     17. REPORTS. GAM Services shall provide to the Board of Directors of the Fund, and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to this Agreement and the purposes for which such expenditures were made, including, without limitation, commissions, advertising, printing, interest, carrying charges and allocated overhead expenses. GAM Services shall also provide the Board of Directors of the Fund with such other information regarding the implementation of this Agreement as the Board of Directors may reasonably request from time to time.

     18. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of each party for this purpose shall be 135 East 57th Street, New York, New York 10022.

     19. INTERPRETATION. This Agreement shall be implemented and construed in a manner consistent with the provisions of the 1940 Act. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be executed by their respective officers on the day and year first above written.

                                        GAM FUNDS, INC.



                                        By: /s/ Kevin J. Blanchfield
                                            ------------------------------------
                                            Name:  Kevin J. Blanchfield
                                            Title: Treasurer

                                        GAM SERVICES, INC.



                                        By: /s/ Joseph J. Allessie
                                            ------------------------------------
                                            Name:  Joseph J. Allessie
                                            Title: Secretary